SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

EDUCATION LENDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (858) 617-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.         Exhibits.

(c)    The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description
99	Press release, dated October 15, 2003, announcing growth in student loan assets for the quarter ended September 30, 2003.

ITEM 12.	Results of Operations and Financial Condition.

•	On October 15, 2003, Education Lending Group, Inc. announced that student loan assets increased for the quarter ended September 30, 2003. A copy of the press release announcing this increase is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/S/ JAMES G. CLARK

James G. Clark
Chief Financial Officer

Date: October 15, 2003

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release, dated October 15, 2003, announcing growth in student loan assets for the quarter ended September 30, 2003.

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